 Ellsworth Growth and Income Fund Ltd N-CSR

Exhibit 99.Consent

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-248511) of Ellsworth Growth and Income Fund Ltd. of our report dated November 24, 2021, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/PricewaterhouseCoopers LLP

New York, New York

December 3, 2021

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017 T: (646) 471 3000, www.pwc.com/us